Exhibit 99.1

Contacts
Zhone Investor Relations:	Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 404.460.8578
Fax: +1 510.777.7001	E: aurora.arlet@edelman.com
E: investor-relations@zhone.com

Zhone Technologies Reports Third Quarter 2014 Financial Results

Oakland, CA - October 15, 2014 - Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in fiber access transformation for service provider and enterprise networks, today reported its financial results for the third quarter ended September 30, 2014.

Revenue for the third quarter of 2014 was $29.4 million compared to $32.4 million for the second quarter of 2014 and $31.5 million for the third quarter of 2013. Net loss for the third quarter of 2014, calculated in accordance with generally accepted accounting principles (“GAAP”), was $2.7 million or $0.08 per share compared with net income of $0.4 million or $0.01 per share for the second quarter of 2014 and net income of $1.6 million or $0.05 per share for the third quarter of 2013. Adjusted earnings before stock-based compensation, interest, taxes, and depreciation (“adjusted EBITDA”) was an adjusted EBITDA loss of $2.2 million for the third quarter of 2014, compared to an adjusted EBITDA profit of $0.6 million for the second quarter of 2014 and an adjusted EBITDA profit of $1.8 million for the third quarter of 2013.

"We are confident that our new focused business structure will help grow the business by increasing FiberLAN revenue," stated Jim Norrod, Zhone's chief executive officer. "Ultimately our primary objective is unchanged; to achieve our financial objective of sustained growth and profitability for the company."

Cash and cash equivalents at September 30, 2014 was $13.5 million compared to $15.7 million at December 31, 2013.

Zhone will conduct a conference call and audio webcast today, October 15, 2014, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its third quarter 2014 results. This call is open to the public by dialing +1 (877) 415-3177 for U.S. callers and +1 (857) 244-7320 for international callers and then entering passcode 69914291. The audio webcast will be simultaneously available on the Investor Relations section of Zhone's website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 36588411. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures
To supplement Zhone's consolidated financial statements presented in accordance with GAAP, Zhone uses adjusted EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone's past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance, including the Company's ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net income calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss).
About Zhone Technologies
Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in fiber access transformation for service provider and enterprise networks, serving more than 750 of the world's most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future today, supporting end-to-end Voice, Data, Entertainment, Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company's products; intense competition in the communications equipment market; the Company's ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company's SEC filings available at www.sec.gov, including without limitation, the Company's annual report on Form 10-K for the year ended December 31, 2013 and the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2014 and June 30,2014. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net revenue	$29,436	$32,422	$31,515	$90,467	$89,942
Cost of revenue	18,681	21,407	19,608	57,832	55,919
Stock-based compensation	1	1	—	2	—
Gross profit	10,754	11,014	11,907	32,633	34,023
Operating expenses:
Research and product development (1)	4,611	4,167	3,934	12,921	11,514
Sales and marketing (1)	4,775	4,804	4,644	14,257	14,539
General and administrative (1)	4,024	1,644	1,702	7,357	4,916
Total operating expenses	13,410	10,615	10,280	34,535	30,969
Operating income (loss)	(2,656)	399	1,627	(1,902)	3,054
Other expense, net	(36)	(20)	(25)	(66)	(94)
Income (loss) before income taxes	(2,692)	379	1,602	(1,968)	2,960
Income tax provision	13	10	6	66	78
Net income (loss)	$(2,705)	$369	$1,596	$(2,034)	$2,882
Other comprehensive income (loss)	(16)	6	(30)	(30)	(113)
Comprehensive income (loss)	$(2,721)	$375	$1,566	$(2,064)	$2,769
Weighted average shares outstanding
Basic	32,384	32,354	31,480	32,346	31,273
Diluted	32,384	34,441	33,344	32,346	32,599
Earnings per common share
Basic	$(0.08)	$0.01	$0.05	$(0.06)	$0.09
Diluted	$(0.08)	$0.01	$0.05	$(0.06)	$0.09
(1) Amounts include stock-based compensation costs as follows:
Research and product development	$2	$1	$1	$4	$1
Sales and marketing	5	5	1	14	1
General and administrative	356	101	53	511	365
	$363	$107	$55	$529	$367
GAAP net income (loss)	$(2,705)	$369	$1,596	$(2,034)	$2,882
Stock-based compensation	364	108	55	531	367
Interest expense	36	5	25	57	74
Income taxes	13	10	6	66	78
Depreciation	102	93	92	285	266
Non-GAAP Adjusted EBITDA	$(2,190)	$585	$1,774	$(1,095)	$3,667

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$13,539	$15,686
Accounts receivable	34,165	33,328
Inventories	17,669	19,562
Prepaid expenses and other current assets	3,191	2,269
Total current assets	68,564	70,845
Property and equipment, net	802	718
Other assets	255	254
Total assets	$69,621	$71,817
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,382	$12,689
Line of credit	10,000	10,000
Accrued and other liabilities	8,021	8,865
Total current liabilities	31,403	31,554
Other long-term liabilities	2,064	2,704
Total liabilities	33,467	34,258
Stockholders’ equity:
Common stock	32	32
Additional paid-in capital	1,074,953	1,074,294
Other comprehensive income	35	65
Accumulated deficit	(1,038,866)	(1,036,832)
Total stockholders’ equity	36,154	37,559
Total liabilities and stockholders’ equity	$69,621	$71,817

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